EXHIBIT 99.1

Macatawa Bank Enters into Consent Order with Regulators

Holland, Michigan, February 24, 2010 - Macatawa Bank Corporation (Nasdaq: MCBC) today announced that its subsidiary, Macatawa Bank, has entered into a Consent Order with the Federal Deposit Insurance Corporation ("FDIC") and the Michigan Office of Financial and Insurance Regulation ("OFIR") and implemented measures designed to strengthen the Bank's operations.

By entering the Consent Order, the Bank has agreed to increase management and board oversight, improve process and controls, limit lending to certain borrowers, obtain regulatory approval of future dividends, and improve regulatory capital ratios. The Consent Order is the result of ongoing discussions between regulators and Macatawa Bank based on a regulatory examination conducted in summer 2009. The Consent Order will remain in effect until it is modified or terminated by the FDIC and the OFIR. Macatawa Bank's customer deposits remain fully insured to the highest limit set by the FDIC.

"The Board of Directors has implemented disciplined business and banking plans and policies that already satisfy many of the requirements of the Consent Order," said Richard Postma, Chairman of the Board. "When I assumed my current position in November of 2009, it was clear that the Bank needed to immediately work closely with the FDIC, FRB and OFIR, to put in place controls and procedures now required by the Consent Order, to operate with conservative lending principles and in strict compliance with regulatory standards. I view the requirements of the Consent Order as necessary components of our efforts to return the Bank to profitability and assure the long term success of Macatawa Bank for its shareholders, depositors, and customers. The Board of Directors also fully supports this view."

According to Mr. Postma, the Macatawa Bank Board has already addressed requirements of the Consent Order by implementing new lending and compliance policies, new problem loan identification and resolution plans, strengthening its Audit Committee, creating a Compliance Committee of the Board, and developing a comprehensive, board-approved action plan for the Bank to address and monitor each requirement of the Consent Order. It has also removed approximately $9 million from its annualized operating costs and appointed experienced and disciplined lending and compliance personnel. The Bank remains adequately capitalized and is dedicated to providing great service to its customers at all of its banking offices.

About Macatawa Bank

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 25 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

CAUTIONARY STATEMENT: This release contains forward-looking statements that are based on management's current beliefs, expectations, plans and intentions. Such statements involve substantial risks and uncertainties. Our ability to fully comply with all of the requirements of our Consent Order, successfully implement new programs and plans, address regulatory issues, respond to declines in collateral values and credit quality, improve regulatory capital ratios, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry generally and Macatawa Bank Corporation specifically are also inherently uncertain. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on Macatawa Bank Corporation and its shareholders. Forward-looking statements are not guarantees of future results and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may materially differ from what may be expressed in or implied by our forward-looking statements. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of this release. Further information concerning our business and factors that could materially affect our financial results is included in our filings with the Securities and Exchange Commission, including but not limited to the risk factors described in our Annual Report on Form 10-K.